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                                     Exhibit 23.1



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Prospectus Supplement dated September 11, 1997 (to the Prospectus dated February 14, 1997 (the "Prospectus")) of Brandywine Realty Trust (the "Company") of: our report dated February 22, 1997, on the consolidated financial statements of the Company, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996; our report dated April 12, 1996 on the combined financial statements of SSI/TNC Properties for the year ended December 31, 1995 included in the Company's Prospectus filed on November 27, 1996 relating to the Company's Registration Statement on Form S-11 (No. 333-13969) declared effective November 25, 1996; our report dated June 14, 1996, on the statement of revenue and certain expenses of LibertyView for the year ended December 31, 1995 included in the Company's Prospectus filed on November 27, 1996 relating to the Company's Registration Statement on Form S-11 (No. 333-13969) declared effective November 25, 1996; our reports dated October 31, 1996 on the combined statements of revenue and certain expenses of Equivest Management Inc. Acquisition Properties, the Commonwealth of Pennsylvania State Employees System Properties, and of Delaware Corporate Center included in the Company's Prospectus filed on November 27, 1996 relating to the Company's Registration Statement on Form S-11 (No. 333-13969) declared effective November 25, 1996; our report dated February 11, 1997 on the combined financial statements of revenue and certain expenses of Columbia Acquisition Properties for the year ended December 31, 1996, included in the Company's Form 8-K/A (No.1) dated February 13, 1997 and Form 8-K/A (No. 2) dated February 24, 1997; our report dated January 29, 1997 on the combined financial statements of revenue and certain expenses of Main Street Properties for the year ended December 31, 1996, included in the Company's Form 8-K/A (No. 1) dated April 29, 1997; our report dated May 29, 1997 on the combined financial statements of revenue and certain expenses of TA Properties for the year ended December 31, 1996, included in the Company's Form 8-K dated June 9, 1997; our report dated June 3, 1997 on the combined financial statements of revenue and certain expenses of Emmes Properties for the year ended December 31, 1996, included in the Company's Form 8-K dated June 9, 1997; our report dated June 23, 1997 on the combined financial statements of revenue and certain expenses of 748 & 855 Springdale Drive for the year ended December 31, 1996 included in the Company's Form 8-K dated June 26, 1997; our reports dated July 21, 1997 on the combined financial statements of revenue and certain expenses of Berwyn Park Properties and Green Hills Properties for the year ended December 31, 1996 included in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1997; our report dated August 21, 1997 on the combined financial statements of revenue and certain expenses of 500 & 501 Office Center Drive for the year ended December 31, 1996 included in the Company's Form 8-K dated September 10, 1997 and to all references to our Firm included in the Prospectus or Prospectus Supplement.

                                  ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
September 10, 1997